UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2012

AMERICAN PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700 Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 29, 2012, American Pacific Corporation (the “Company”) has been in preliminary discussions with Cornwall Capital Management LP and Cornwall Master LP (“Cornwall Master” and, together with Cornwall Capital Management LP, “Cornwall”) regarding possible representation on the board of directors (the “Board”) of the Company by one or more persons identified by Cornwall. In connection with such discussions, Cornwall Master provided the Company with certain information regarding two potential director candidates for the Board (the “Potential Candidates”). On October 26, 2012, the Company granted Cornwall Master a limited and specific one-time waiver, applicable only to nominations of the Potential Candidates received by November 16, 2012, of the advance notice requirements under the Amended and Restated By-laws of the Company for Cornwall Master to provide timely advance notice of nominations of directors. On November 16, 2012, the Company received a letter from Cornwall Master purporting to be a notice of nomination of one Potential Candidate for election to the Board at the 2013 annual meeting of stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PACIFIC CORPORATION

Date: November 16, 2012	By:	/s/ JOSEPH CARLEONE
Joseph Carleone, Ph.D.
President and Chief Executive Officer